EXHIBIT 11
             STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE
            (In Thousands, Except Per Share Amounts)
                           (UNAUDITED)
                                             Three Months Ended
                                     September 26,1997    September 27,1996
                                                Fully               Fully
                                     Primary   Diluted    Primary  Diluted
                                     -------   -------    -------  -------
Net income                           $ 2,012   $ 2,012    $   458  $   458
After-tax interest savings
  assuming conversion of Senior
  Convertible Notes                        _        97         _       129
                                     -------   -------    -------  -------
Net income adjusted for after-
  tax interest savings               $ 2,012   $ 2,109    $   458  $   587
                                     =======   =======    =======  =======
Average number of common shares
  outstanding during the period        4,835     4,835      4,684    4,684
Additional shares assuming
  exercise of stock options (2)          244       295        104      136
Additional shares assuming conversion
  of Senior Convertible Notes (3)          _     1,063          _    1,418
                                     -------   -------    -------  -------
Average number of common shares used
  to calculate earnings per share      5,079     6,193      4,788    6,238
                                     =======   =======    =======  =======
Net earnings per share               $  0.40   $  0.34    $  0.10  $  0.09
                                     =======   =======    =======  =======
                                              Nine Months Ended
                                     September 26,1997    September 27,1996
                                                Fully               Fully
                                     Primary   Diluted    Primary  Diluted
                                     -------   -------    -------  -------
Net income                           $ 4,580   $ 4,580    $ 1,969  $ 1,969
After-tax interest savings
  assuming conversion of Senior
  Convertible Notes                        _       290          _      472
                                     -------   -------    -------  -------
Net income adjusted for after-
  tax interest savings               $ 4,580   $ 4,870    $ 1,969  $ 2,441
                                     =======   =======    =======  =======
Average number of common shares
  outstanding during the period        4,752     4,752      4,680    4,680
Additional shares assuming
  exercise of stock options (2)          184       295         90      136
Additional shares assuming conversion
  of Senior Convertible Notes (3)          _     1,063          _    1,418
                                     -------   -------    -------  -------
Average number of common shares used
  to calculate earnings per share      4,936     6,110      4,770    6,234
                                     =======   =======    =======  =======
Net earnings per share               $  0.93   $  0.80    $  0.41  $  0.39
                                     =======   =======    =======  =======
 (1)     Represents the after-tax interest savings resulting from
   assumed    conversion   of   $7,500,000    and    $10,000,000,
   respectively,  aggregate principal 11.25%  Senior  Convertible
   Notes.
(2)      Represents the number of shares of common stock issuable
   on  the  exercise of dilutive employee stock options less  the number  of  shares  of  common stock  which  could  have  been purchased with the proceeds from the exercise of such  options and  assumed  purchases  of  stock  from  the  Employee  Stock
   Purchase   Plan  (ESPP).   For  primary  earnings  per   share
   computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP. For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP.
 (3) Represents the number of shares of common stock issuable upon conversion of $7,500,000 and $10,000,000, respectively, aggregate principal 11.25% Senior Convertible Notes at a conversion price of $7.0536 per share.